UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2016 (March 22, 2016)

China Senior Living Industry International Holding Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-25765	87-0429748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 28, Xi Hua South Rd., High-tech Zone, Xian Yang City, Shaanxi Province, China 712000
(Address of principal executive offices)

Registrant's telephone number, including area code:  011-86-29-33257666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On March 22, 2016, the Board of Directors of China Senior Living Industry International Holding Corporation (the "Company") elected Zhenghua Peng and Xiaobin Chen as directors, to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

The biographical information of Zhenghua Peng and Xiaobin Chen is set forth below:

Xiaobin Chen has 20 years of working experience in finance. He has served as managing partner and accountant of Guangzhou Zhuocheng Certified Public Accountants Co., Ltd., a PRC-based accounting firm. Mr. Chen holds a B.A. in Accounting from Guangzhou University. He is also a certified public accountant, certified practicing valuer, and certified enterprise risk manager in China.

Zhenghua Peng is an expert in finance and was a professor at the Economics and Finance College of Xi'an Jiaotong University (formerly known as Shaanxi Economics Collage) before he retired. Since September 1992, he has served as financial consultant for more than 10 Chinese companies in their join-stock system restructuring and financing, as well as financial consultant for 9 Chinese companies in listing on the OTC markets in the U.S. via reverse merger. Mr. Peng holds a B.A. in Operations and Management from Beijing Jiaotong University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Senior Living Industry International Holding Corporation

Dated: March 25, 2016	By:	/s/ Jincao Wu
	Name:	Jincao Wu
	Title:	Chief Executive Officer